                                                                     Exhibit 4.4


                                GLOBALSTAR, L.P.
                         GLOBALSTAR CAPITAL CORPORATION,
                                     Issuers


                             % Secured Notes due 200






                                    INDENTURE



                                   Dated as of








                              THE BANK OF NEW YORK,
                                     Trustee













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                                TABLE OF CONTENTS
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                                                                                                       ----
                                   ARTICLE 1.

                   Definitions and Incorporation by Reference
SECTION 1.1.       Definitions............................................................................1
SECTION 1.2.       Other Definitions.....................................................................20
SECTION 1.3.       Incorporation by Reference of Trust Indenture Act.....................................20
SECTION 1.4.       Rules of Construction.................................................................21

                           ARTICLE 2.

                         The Securities

SECTION 2.1.       Form and Dating.......................................................................22
SECTION 2.2.       Execution and Authentication..........................................................22
SECTION 2.3.       Registrar and Paying Agent............................................................23
SECTION 2.4.       Paying Agent To Hold Money in Trust...................................................23
SECTION 2.5.       Securityholder Lists..................................................................23
SECTION 2.6.       Transfer and Exchange.................................................................24
SECTION 2.7.       Replacement Securities................................................................24
SECTION 2.8.       Outstanding Securities................................................................25
SECTION 2.9.       Temporary Securities..................................................................25
SECTION 2.10.      Cancellation..........................................................................25
SECTION 2.11.      Defaulted Interest....................................................................25
SECTION 2.12.      CUSIP Numbers.........................................................................26

                           ARTICLE 3.

                           Redemption

SECTION 3.1.       Notices to Trustee....................................................................26
SECTION 3.2.       Selection of Securities To Be Redeemed................................................26
SECTION 3.3.       Notice of Redemption..................................................................27
SECTION 3.4.       Effect of Notice of Redemption........................................................27
SECTION 3.5.       Deposit of Redemption Price...........................................................28
SECTION 3.6.       Securities Redeemed in Part...........................................................28

                           ARTICLE 4.

                            Covenants

SECTION 4.1.       Payment of Securities.................................................................28
SECTION 4.2.       SEC Reports...........................................................................28
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
SECTION 4.3.       Limitation on Consolidated Debt.......................................................29
SECTION 4.4.       Future Guarantors.....................................................................31
SECTION 4.5.       Limitation on Restricted Payments.....................................................31
SECTION 4.6.       Dividend and other Payment Restrictions Affecting Subsidiaries........................33
SECTION 4.7.       Asset Dispositions....................................................................34
SECTION 4.8.       Transactions with Affiliates..........................................................35
SECTION 4.9.       Limitation on Issuances and Sales of Capital, Stock of Restricted Subsidiaries........36
SECTION 4.10.      Change of Control.....................................................................37
SECTION 4.11.      Limitation on Liens...................................................................38
SECTION 4.12.      Business Activities...................................................................40
SECTION 4.13.      Maintenance of Insurance..............................................................40
SECTION 4.14.      Compliance certificate; Statement by officers as to Default...........................42
SECTION 4.15.      Further Instruments and Acts..........................................................42
SECTION 4.16.      Business Activities of Globalstar Capital.............................................42
SECTION 4.17.      Calculation of Original Issue Discount................................................42

                           ARTICLE 5.

                        Successor Issuers

SECTION 5.1.       When Issuers May Merge or Transfer Assets.............................................42

                           ARTICLE 6.

                      Defaults and Remedies

SECTION 6.1.       Events of Default.....................................................................44
SECTION 6.2.       Acceleration..........................................................................46
SECTION 6.3.       Other Remedies........................................................................46
SECTION 6.4.       Waiver of Past Defaults...............................................................47
SECTION 6.5.       Control by Majority...................................................................47
SECTION 6.6.       Limitation on Suits...................................................................47
SECTION 6.7.       Rights of Holders to Receive Payment..................................................48
SECTION 6.8.       Collection Suit by Trustee............................................................48
SECTION 6.9.       Trustee May File Proofs Claim.........................................................48
SECTION 6.10.      Priorities............................................................................48
SECTION 6.11.      Undertaking for Costs.................................................................49
SECTION 6.12.      Waiver of Stay or Extension Laws......................................................49

                           ARTICLE 7.

                             Trustee

SECTION 7.1.       Duties of Trustee.....................................................................49

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
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
SECTION 7.2.       Rights of Trustee.....................................................................50
SECTION 7.3.       Individual Rights of Trustee..........................................................51
SECTION 7.4.       Trustee's Disclaimer..................................................................51
SECTION 7.5.       Notice of Defaults....................................................................51
SECTION 7.6.       Reports by Trustee to Holders.........................................................52
SECTION 7.7.       Compensation and Indemnity............................................................52
SECTION 7.8.       Replacement of Trustee................................................................53
SECTION 7.9.       Successor Trustee by Merger...........................................................54
SECTION 7.10.      Eligibility: Disqualification.........................................................54
SECTION 7.11.      Preferential Collection of Claims Against Issuers.....................................54

                                   ARTICLE 8.

                       Discharge of Indenture; Defeasance

SECTION 8.1.        Discharge of Liability on Securities; Defeasance......................................54
SECTION 8.2.        Conditions to Defeasance..............................................................55
SECTION 8.3.        Application of Trust Money............................................................57
SECTION 8.4.        Repayment to Issuers..................................................................57
SECTION 8.5.        Indemnity for Government Obligations..................................................57
SECTION 8.6.        Reinstatement.........................................................................57

                            ARTICLE 9.

                            Amendments

SECTION 9.1.        Without Consent of Holders............................................................57
SECTION 9.2.        With Consent of Holders...............................................................58
SECTION 9.3.        Compliance with Trust Indenture Act...................................................59
SECTION 9.4.        Revocation and Effect of Consents and Waivers.........................................59
SECTION 9.5.        Notation on or Exchange of Securities.................................................60
SECTION 9.6.        Trustee To Such Amendments............................................................60
SECTION 9.7.        Payment for Consent...................................................................60

                            ARTICLE 10.

                             Security

SECTION 10.1.       Security Documents....................................................................60
SECTION 10.2.       Opinions of Counsel...................................................................61
SECTION 10.3.       Release and Substitution of Collateral................................................61
SECTION 10.4.       Certificates of the Issuers...........................................................62
SECTION 10.5.       Authorization of Actions to be Taken by the Trustee Under the Security
                        Documents.........................................................................63
SECTION 10.6.       Authorization of Receipt of Funds by the Trustee Under the Security Documents.........63
SECTION 10.7.       Release Upon Termination of the Issuers' Obligations..................................63
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
                            ARTICLE 11.

                       Subsidiary Guaranties

SECTION 11.1.       Guaranties............................................................................64
SECTION 11.2.       Limitation on Liability...............................................................66
SECTION 11.3.       Successors and Assigns................................................................66
SECTION 11.4.       No Waiver.............................................................................66
SECTION 11.5.       Modification..........................................................................66
SECTION 11.6.       Release of Subsidiary Guarantor.......................................................66

                            ARTICLE 12.

                           Miscellaneous

SECTION 12.1.       Trust Indenture Act Controls..........................................................67
SECTION 12.2.       Notices...............................................................................67
SECTION 12.3.       Communication by Holders with Other Holders...........................................67
SECTION 12.4.       Certificate and opinion as to Conditions Precedent....................................68
SECTION 12.5.       Statements Required in Certificate or Opinion.........................................68
SECTION 12.6.       When Securities Disregarded...........................................................68
SECTION 12.7.       Rules by Trustee, Paying Agent and Registrar..........................................69
SECTION 12.8.       Legal Holidays........................................................................69
SECTION 12.9.       Governing Law.........................................................................69
SECTION 12.10.      No Recourse Against Others............................................................69
SECTION 12.11.      Successors............................................................................69
SECTION 12.12.      Multiple Originals....................................................................69
SECTION 12.13.      Table of Contents; Headings...........................................................69

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         INDENTURE dated as of            ,       , among Globalstar, L.P., a
Delaware limited partnership ("Globalstar"), Globalstar Capital Corporation, a
Delaware corporation ("Globalstar Capital" and, together with Globalstar, the
"Issuers") and The Bank of New York, a New York banking corporation (the
"Trustee").

         Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities.

                                   ARTICLE 1.

                   Definitions and Incorporation by Reference

         SECTION 1.1. Definitions.

         "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Restricted Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified
Person, which Debt or Lien was not Incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition (collectively, any "disposition") by the Issuers or any Restricted Subsidiary (including any disposition by means of a consolidation, merger or similar transaction) but excluding a disposition by a Restricted
Subsidiary to the Issuers or a Wholly-Owned Restricted Subsidiary or by the Issuers to a Wholly-Owned Restricted Subsidiary of shares of Capital Stock or other ownership interests of a Restricted Subsidiary, (ii) all or substantially all of the assets of the Issuers or any Restricted Subsidiary representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries other than a disposition (a) in the ordinary course of business, (b) that constitutes a Restricted Payment which is permitted pursuant to Section 4.5 or (c) that is subject to the provisions set forth in
Section 5.1(a); provided, however, that a transaction described in clauses (i),
(ii) and (iii) shall constitute an Asset Disposition only to the extent that the aggregate consideration for all such transfers, conveyances, sales, leases or other disposition exceeds $5 million in any 12-month period.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest



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rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Bank Credit Agreement" means any one or more credit agreements (which may include or consist of revolving credits) between Globalstar, Globalstar
Capital or any Restricted Subsidiary and one or more banks or other financial institutions providing financing for the business of Globalstar and its Restricted Subsidiaries.

         "Build-out" means the construction, acquisition, improvement, operation and development (including all costs related thereto) of the Globalstar System,
until such time as Globalstar shall have constructed at least      satellites
for use in the Globalstar System; (ii) launched or attempted to launch (through
"intentional ignition") at least      satellites for use in the Globalstar
System; and (iii) commenced commercial service of the Globalstar System with at
least      satellites in orbit and Operating.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" of any Person means an obligation that is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP (a "Capital
Lease"). The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The amount of such Debt represented by such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and shall (i) include any Special Preferred obligations and other preferred equivalent obligations and (ii) exclude debt securities convertible into Capital Stock.

         "Change of Control" means:

                        (i) the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all the assets of Globalstar and the Restricted Subsidiaries;


                                      -7-

                       (ii) the adoption of a plan relating to the liquidation or dissolution of Globalstar or Globalstar Capital;

                      (iii) one or more Dispositions which cause Loral's direct and indirect equity interest in Globalstar to be reduced by more than 30% as compared to its direct and indirect equity interest in Globalstar as of December 31, 1996; or

                       (iv) the first day on which:

(a) Globalstar fails to own, of record and beneficially, 100% of the equity interests and voting stock of Globalstar Capital; or

(b) Loral fails to be, or, directly or indirectly, fails solely to control, the sole managing general partner of Globalstar.

         Notwithstanding clauses (i), (ii) and (iv)(b) above, neither the acquisition by GTL, Loral or any Wholly Owned Subsidiary of Loral of a majority of the partnership interests in, or substantially all the assets of, Globalstar, nor the merger of Globalstar with and into GTL, Loral or any Wholly Owned Subsidiary of Loral shall constitute a Change of Control; provided, however, that with respect to clause (iv)(b), Loral continues to control, or is the corporate successor to, Globalstar.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means any assets of the Issuers or any of their Subsidiaries defined as "Collateral" in any of the Security Documents and assets from time to time in which a Lien exists as security for any of the Obligations of the Securities.

         "Collateral Agent" means the Collateral Agent as defined in the Security Agreement.

         "Commission" means the Securities and Exchange Commission and any survivor agency.

         "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of Globalstar and its Restricted Subsidiaries for such period plus Consolidated Interest Expense of Globalstar and its Restricted Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense of Globalstar and its Restricted Subsidiaries for such period, (ii) the consolidated depreciation and amortization expense included in the income statement of Globalstar and its Restricted Subsidiaries for such period and
(iii) any non-cash expense related to the issuance to employees of Globalstar or any Restricted Subsidiary of Globalstar of options to purchase Capital Stock of Globalstar or such Restricted Subsidiary; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary (calculated separately, for such Restricted Subsidiary in the same manner as provided above for Globalstar) that is subject to a restriction which prevents the payment of dividends or the making of distributions to Globalstar or another Restricted Subsidiary to the extent of such restriction; provided, further, however, that if Consolidated Cash Flow Available For Fixed Charges for any period shall be less than $1, Consolidated Cash Flow For Fixed Charges for such period shall be deemed to be $1.

         "Consolidated Income Tax Expenses" for any period means the consolidated provision for income taxes of Globalstar and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, the consolidated interest expense included in a consolidated income statement (excluding interest income) of Globalstar and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, plus, to the extent not so included, cash dividends paid during such period on Special Preferred Obligations.

         "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of Globalstar and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, less the amount of any cash dividends paid during such period on Special Preferred Obligations; provided, however, that there shall be excluded therefrom (i) the net income (or loss) of any Person acquired by Globalstar or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (ii) the net income (and loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to Globalstar or a Restricted Subsidiary by such Person during such period, (iii) gains (but not losses) on Asset Dispositions by Globalstar or any Restricted Subsidiary, (iv) all extraordinary gains and losses, (v) the cumulative effect of changes in accounting principles, (vi) non-cash gains or losses resulting from fluctuations in currency exchange rates,
(vii) any noncash gain or loss realized on the termination of any employee pension benefit plan and (viii) the tax effect of any of the items described in clauses (i) through (vii) above; provided further, however, that for purposes of any determination pursuant to the provisions of Section 4.5, (a) there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is subject to a restriction which prevents the payment of dividends or the making of distributions to Globalstar or another Restricted Subsidiary of Globalstar to the extent of such restriction and (b) there shall further be deducted therefrom an amount equal to the Tax Amount paid by Globalstar during such period.

         "Consolidated Net Worth" of any Person means the consolidated stockholders, equity of such Person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person; provided, however, that, with respect to Globalstar, adjustments following the date of this Indenture to the accounting books and records of Globalstar in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of Globalstar by another Person shall not be given effect to.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers, acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse expenses or other amounts in connection therewith, (vii) all obligations to redeem Disqualified Stock issued by such Person, (viii) all Attributable Debt, (ix) every obligation under Interest Rate and Currency Protection Agreements of such Person, (x) every obligation of the type referred to in clauses (i) through (ix) of another Person secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured and (xi) every obligation of the type referred to in clauses (i) through (ix) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The "amount" or "principal amount", of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (b) any Receivables Sales shall be the amount of the unrecovered capital or principal investment of the purchaser (other than Globalstar or a Wholly-Owned Restricted Subsidiary) thereof, excluding amounts representative of yield or interest earned on such investment, (c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, (d) any Capital Lease Obligation, shall be determined in accordance with the definition thereof and (e) any Permitted Interest Rate or Currency Protection Agreement shall be zero. In no event shall Debt include any liability for taxes. For purposes of determining any particular amount of Debt, Guarantees or Liens with respect to letters of credit supporting Debt otherwise included in the determination of a particular amount shall not be included.

         "Default" means an event that is, or after the passing of time or the giving of notice both would be, an Event of Default.

         "Disposition" means (i) the sale, transfer or other conveyance by Loral or any of its Subsidiaries (other than to a Wholly Owned Subsidiary of Loral) of
(a) Globalstar partnership interests or (b) equity interests in any entity (an "intermediate entity") which owns, directly or indirectly, Globalstar partnership interests or (ii) the issue and sale by any such intermediate entity of its equity securities to one or more third parties if and to the extent the proceeds of such issue and sale are distributed by

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such intermediate entity to Loral or any of its Subsidiaries.

         "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the final Stated Maturity of the Securities; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require Globalstar to repurchase or redeem such Preferred Stock upon the occurrence of a change of control occurring prior to the first anniversary of the final Stated Maturity of the Securities shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Securities contained in Section 4.10 and such Preferred Stock specifically provides that Globalstar will not repurchase or redeem any such stock pursuant to such provisions prior to Globalstar's repurchase of such Securities as are required to be repurchased pursuant to Section 4.10; provided further, however, that all Special Preferred obligations shall be deemed to be Disqualified Stock.

         "11 3/8 Indenture" means the indenture dated as of February 15, 1997, among Globalstar, Globalstar Capital and The Bank of New York, as Trustee, pursuant to which the 11 3/8 Notes were issued.

         "11 1/4 Indenture" means the indenture dated as of June 1, 1997, among Globalstar, Globalstar Capital and The Bank of New York, as Trustee, pursuant to which the 11 1/4 Notes were issued.

         "11 3/8 Notes" means the $500,000,000 aggregate principal amount of 11-3/8% Senior Notes due 2004 of the Issuers, together with any Exchange Securities or Private Exchange Securities (as such terms are defined in the 11 3/8 Indenture) issued pursuant to the 11 3/8 Indenture.

         "11 1/4 Notes" means the $325,000,000 aggregate principal amount of the 11-1/4% Senior Notes due 2004 of the Issuers, together with any Exchange Securities or Private Exchange Securities (as such terms are defined in the 11 1/4 Indenture) issued pursuant to the 11 1/4 Indenture.

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A-311 or higher or "A--" or higher according to Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)) respectively, at the time as of which any investment or rollover therein is made.

         "Equity offering" means (i) any sale or issuance for cash by Globalstar of

Globalstar partnership interests to any Person that, as of the Business Day immediately before and the Business Day immediately after the day of such sale, has, or whose Parent has, a total market capitalization of at least $1. billion on a consolidated basis, after giving effect to such sale (including any Indebtedness incurred in connection with such sale) and (ii) any offering of GTL common stock in an underwritten sale to the public pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Globalstar) that is declared effective by the Commission, all of the net cash proceeds of which sale are applied promptly toward the purchase of Globalstar partnership interests. For purposes of clause [(i)] of this paragraph, any issuance or sale of Globalstar partnership interests shall be deemed to be "for cash" only to the extent that the net cash proceeds of such issuance or sale exceed the value of any amounts paid (in cash or otherwise) by Globalstar to redeem Globalstar partnership interests during the past six months.

         "Event of Default" has the meaning set forth in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in M the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

         "General Partners' Committee" means the committee consisting of representatives of the general partners of Globalstar that governs the activities of Globalstar.

         "Globalstar System" means Globalstar's worldwide, low-earth orbit, satellite-based digital telecommunications system as described in the Prospectus, as defined below.

         "Globaltel Russia" means Globalstar-Space Telecommunications, a Russian closed joint stock company.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted Average Life to maturity of not more than one year from the date of Investment therein.

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         "GTL" means Globalstar Telecommunications Limited, a Bermuda company.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person, (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,
(ii) to purchase property, securities or services for the purposes of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Holders" means the registered holders from time to time of the Securities.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred" and "Incurring" shall have the meanings correlative to the foregoing); however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt. Notwithstanding the foregoing, Globalstar may elect to treat all or any portion of revolving credit debt of Globalstar or a Subsidiary as being Incurred from and after any date beginning the date the revolving credit commitment is extended to Globalstar or a Subsidiary, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by Globalstar or a Subsidiary under such commitment up to the amount of such commitment designated by Globalstar as Incurred shall not be deemed to be new Incurrence of Debt by Globalstar or such Subsidiary; provided, however, that the undrawn portion of any such revolving credit debt shall be deemed to be outstanding Debt until such time as the commitment thereunder is terminated. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Debt.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the General Partners' Committee of Globalstar, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuers and their Subsidiaries and Affiliates.

         "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but excluding any loan, advance or extension of credit to an employee of Globalstar or any Restricted Subsidiary in the ordinary course of business, accounts receivables and other commercially reasonable extensions of trade credit.

         "Issue Date" means the date on which the Securities are first issued and delivered.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

         "Loral" means Loral Space & Communications Ltd., a Bermuda company.

         "Marketable Securities" means: (i) Government Securities; (ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of Globalstar) with a rating, at the time as of which any investment therein is made, of "P-111 or higher according to Moody's Investors Service, Inc. or "A-111 or higher according to Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; (v) repurchase obligations with a term of not more than 7 days for Government Securities entered into with an Eligible Institution; and
(vi) any fund investing exclusively in investments of the types described in clauses (i) through (v) above.

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or Marketable Securities received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes (including taxes payable upon payment or other distribution of funds from a foreign subsidiary to Globalstar or another Subsidiary of Globalstar) required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the General Partners' Committee of Globalstar, in its reasonable good faith judgment evidenced by a board resolution filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of this Indenture and the Securities as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction, and (v) any consideration for an Asset Disposition (which would otherwise constitute Net Available Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (v) shall become Net Available Proceeds at such time and to the extent such amounts are released to such Person.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-Recourse Debt" means Debt:

               (i) as to which neither the Issuers nor any Restricted
          Subsidiary:

                    (a) provides credit support of any kind (including any
               undertaking, agreement or
               instrument that would constitute Debt);

                    (b) is directly or indirectly liable (as a guarantor or
               otherwise); or

                    (c) constitutes the lender;

               (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Issuer or any Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Issuers or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

               (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuers or any of their Restricted Subsidiaries.

         "Offer to Purchase" means a written offer (the "Offer") sent by Globalstar by first class mail, postage prepaid, to each holder at his address appearing in the Securities register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such offer at the purchase price specified in such offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such offer and a settlement date for purchase of Securities within five Business Days after the Expiration Date. The Issuers shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of Globalstar's obligation to make an Offer to Purchase, and the offer shall be mailed by Globalstar or, at Globalstar's request, by the Trustee in the name and at the expense of Globalstar. The Offer shall contain information concerning the business of Globalstar and its Subsidiaries which Globalstar in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the offer), (ii) a description of material developments in Globalstar's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring Globalstar to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring Globalstar to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such holders to tender Securities pursuant to the Offer to Purchase.

         "Officer" means the Chairman of the Board, the President, any Vice

President, the Treasurer or the Secretary of the Issuers.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Operating" means, with respect to any satellite, that at least 50% of the call circuits of such satellite are operating at design performance specifications.

         "Opinion of Counsel" means an opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuers or the Trustee.

         "Parent" means, with regard to any Person, any other entity of which such Person is a Subsidiary.

         "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

         "Permitted Investment" means an Investment by an Issuer or any Restricted Subsidiary (i) in any Person as a result of which such Person becomes a Restricted Subsidiary, (ii) in Marketable Securities, (iii) in Permitted Interest Rate or Currency Protection Agreements, (iv) made as a result of the receipt of noncash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.7 and (v) consisting of loans or advances to employees made in the ordinary course of business not to exceed $__ million in the aggregate outstanding at any one time.

         Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

         "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

         "Refinance" means in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinance" shall have correlative meanings.

         "Refinancing Debt" means Debt that Refinances any Debt of the Issuers or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Debt that Refinances Refinancing Debt; provided, however, that (i) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced, (ii) such Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced, (iii) such Refinancing Debt has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Debt being Refinanced, (iv) in the event the Debt being Refinanced constitutes a Subordinated Obligation, the Refinancing Debt is subordinated to the Securities to at least the same extent as the Debt being Refinanced and (v) Special Preferred Obligations may only be Refinanced with Preferred Stock (other than Preferred Stock that is Disqualified Stock), other Special Preferred Obligations or Subordinated obligations; provided, further, however, that Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of the Issuers or (y) Debt of the Issuers or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

         "Related Person" of any Person means any other Person directly or indirectly owning (a) 10% or more of the outstanding common equity of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person) or (b) 10% or more of the combined voting power of the Voting Stock of such Person.

         "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Issuers or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly-Owned Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of an Issuer held by any Person or of any Capital Stock of a

Restricted Subsidiary held by any Affiliate of the Issuers (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Issuers that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated obligations (other than the purchase, repurchase or other acquisition of Subordinated obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "Restricted Subsidiary" means any Subsidiary of Globalstar, whether existing on or after the Issue Date, unless such Subsidiary is an Unrestricted Subsidiary.

         "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby an Issuer or a Restricted Subsidiary transfers such property to a Person and an Issuer or a Restricted Subsidiary leases it from such Person.

         "Securities" means the Securities issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended (or any successor act) and the rules and regulations thereunder.

         "Security Agreements" means each Security Agreement between the Issuers and the Collateral Agent or between certain Subsidiaries of the Issuers and the Collateral Agent, as the case may be.

         "Security Documents" means, collectively, the Security Agreements and any other document, instrument or agreement executed or delivered by the Issuers or any of their Subsidiaries from time to time pursuant to which the Issuers or any such Subsidiary shall grant a Lien on any of their respective properties, assets or revenues to secure payment of the Obligations hereunder and under the Securities.

         "Significant Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Special Preferred Obligations" means (i) preferred partnership interests of Globalstar existing as of the Issue Date and (ii) any preferred partnership interests, convertible preferred equivalent obligations or similar preferred obligations of Globalstar issued after the Issue Date to finance the Build-out; provided, however, that any such preferred partnership interests, convertible preferred equivalent obligations or similar preferred obligations of Globalstar issued after the Issue Date shall not constitute Special Preferred Obligations if such interest or obligation, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the Holders), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities; provided further, however, that any such interest or obligation which would constitute Special Preferred Obligations but for provisions thereof giving holders thereof the right to require Globalstar to repurchase or redeem such interest or obligation upon the occurrence of a change of control occurring prior to the final Stated Maturity of the Securities shall constitute Special Preferred Obligations if the change of control provisions applicable to such interest or obligation are no more favorable to the holders of such interest or obligation than the provisions applicable to the Securities contained in Section 4.10 and such interest or obligation specifically provides that Globalstar will not repurchase or redeem any such interest or obligation pursuant to such provisions prior to Globalstar's repurchase of such Securities as are required to be repurchased pursuant to Section 4.10. Notwithstanding the foregoing, preferred partnership interests, convertible preferred equivalent obligations or similar preferred obligations of Globalstar issued after the Issue Date shall not be Special Preferred Obligations unless, at the time of their issuance, Globalstar shall certify to the Trustee that such interests or obligations shall be designated Special Preferred obligations.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Debt of the Issuers (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or
(ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Subsidiary Guaranty" means the Guarantee by a Subsidiary Guarantor of the Issuers' obligations with respect to the Securities contained in Article 10 hereof.

         "Subsidiary Guarantor" means any Subsidiary which, pursuant to the terms hereof, has executed a supplemental indenture in a form reasonably satisfactory to the Trustee and become bound by the terms hereof, including
Article 10 hereof.

         "Tax Amount" means, with respect to any year, an amount not to exceed the sum of the ordinary income from trade or business activities and other items of income, loss and deduction reported by Globalstar for that year for United States federal income tax purposes multiplied by a percentage equal to the sum of (a) the highest applicable federal corporation income tax rate for that year (expressed as a percentage) plus (b) [ ]% multiplied by the excess of 100% over the highest applicable federal corporate income tax for that year (expressed as a percentage).

         "10 3/4 Indenture" means the indenture dated as of October 15, 1997, among Globalstar, Globalstar Capital and The Bank of New York, as trustee, pursuant to which the 10 3/4 Notes were issued.

         "10 3/4 Notes" means the $325,000,000 aggregate principal amount of 10 3/4% Senior Notes due 2004 of the Issuers, together with any Exchange Securities or Private Exchange Securities (as such terms are defined in the 10 3/4 Indenture) issued pursuant to the 10 3/4 Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. H 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided by Section 9.3.

         "Transitory Equipment Subsidiary" means a Subsidiary of Globalstar whose only business activity is acquiring equipment from Globalstar for the sole purpose of selling such equipment to a service provider to Globalstar; provided, however, that Globalstar retains a security interest in such equipment so long as it is owned by such Subsidiary; provided further, however, that such Subsidiary has no Debt outstanding at any time other than Debt represented by such security interest.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (i) any Subsidiary of Globalstar designated as such by the General Partner's Committee as set forth below where
(a) neither Globalstar nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (1) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt), (2) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, or (3) has any obligation to make additional Investments in such Subsidiary or any Subsidiary of such Subsidiary, (b) such Subsidiary has no Debt other than Non-Recourse Debt; provided, however, that if any Unrestricted Subsidiary Incurs any Debt other than Non-Recourse Debt or any Non-Recourse Debt Incurred by such Unrestricted Subsidiary shall thereafter cease for any reason to be Non-Recourse Debt, such event shall be deemed to constitute an

Incurrence of such Debt by Globalstar and such Unrestricted Subsidiary shall be deemed to be a Restricted Subsidiary for purposes of Section 4.4 and (c) such Subsidiary and each Subsidiary of such Subsidiary has at least one director on its board of directors that is not a director or executive officer of Globalstar or any Restricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary. The General Partner's Committee may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary or any Subsidiary of such Subsidiary owns any Capital Stock or Debt of, or owns or holds any Lien on any property of, Globalstar or any other Subsidiary of Globalstar which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) immediately after giving effect to such designation, Globalstar could incur an additional $1. of Debt pursuant to Section 4.3(a) and provided further, however, that Globalstar could make a Restricted Payment in an amount equal to the greater of the fair market value and the book value of such Subsidiary pursuant to Section 4.5 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. The General Partners' Committee may designate any Unrestricted Subsidiary to be a Restricted Subsidiary., provided that, immediately after giving effect to such designation, Globalstar could incur an additional $1. of Debt pursuant to
Section 4.3(a). Notwithstanding the foregoing, Globalstar Capital shall not be an Unrestricted Subsidiary.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is Pledged and which are not callable or redeemable at the issuer's option.

         "Vendor Financing Facility" means any agreements between Globalstar, Globalstar Capital and/or any Restricted Subsidiary and one or more vendors or lessors of equipment to Globalstar, Globalstar Capital and/or any Restricted Subsidiary (or any affiliate of any such vendor or lessor) providing financing for the acquisition by Globalstar or any such Restricted Subsidiary of equipment from any such vendor or lessor.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary 99% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by Globalstar or by one or more Wholly-Owned Restricted Subsidiaries of Globalstar or by Globalstar and one or more Wholly-Owned Restricted Subsidiaries of Globalstar.

                  SECTION 1.2.  Other Definitions.

                                                                     Defined in
                                      Term                              Section
                                      ----                              -------
"Affiliate Transaction" ...................................               4.8
"Appendix" ................................................               2.1
"Bankruptcy Law" ..........................................               6.1
"Cash Insurance" ..........................................               4.13
"Covenant Defeasance Option" ..............................               8.1(b)
"Custodian" ...............................................               6.1
"Debt Coverage Ratio" .....................................               4.3
"Event of Default" ........................................               6.1
"Exchange Securities" .....................................             Recital
"Globalstar" ..............................................             Preamble
"Globalstar Capital" ......................................             Preamble
"Initial Securities" ......................................             Recital
"In-orbit Insurance Event" ................................               4.13
"Insurance Account" .......................................               4.13
"Insurance Proceeds" ......................................               4.13
"Issuers" .................................................             Preamble
"Legal Defeasance Option" .................................               8.1(b)
"Legal Holiday" ...........................................              12.8
"Notice of Default" .......................................               6.1
"Obligations" .............................................              10.1
"Paying Agent" ............................................               2.3
"Permitted Lien" ..........................................               4.11
"Private Exchange Securities" .............................             Recital
"Registrar" ...............................................                 2.3
"Securities" ..............................................             Recital
"Successor Issuers" .......................................                 5.1
"Trustee" .................................................             Preamble




         SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the Commission;

         "Indenture Securities" means the Securities;

         "Indenture Security Holder" means a Securityholder;

         "indenture to be Qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Issuers and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

         SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) "including" means including without limitation;

               (5) words in the singular include the plural and words in the plural include the singular;

               (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

               (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP but accretion of principal on such security shall not be deemed to be the Incurrence of Indebtedness;

               (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

               (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued; and

               (10) the terms "redemption" and "redeemable" shall not be deemed to refer to Offers to Purchase or to repurchases pursuant to Section
          4.10 or similar offers or repurchases.

                                   ARTICLE 2.

                                 The Securities

         SECTION 2.1. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Exhibit A are part of the terms of this Indenture.

         SECTION 2.2. Execution and Authentication. Two officers shall sign the Securities for the Issuers by manual or facsimile signature.

         If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and deliver Securities for original issue upon a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.7.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.3. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuers or any of their domestically incorporated Wholly owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Securities.

         SECTION 2.4. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuers in making any such payment. If either Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.6. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) (or any successor provision thereto) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's or co- registrar's request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of

Securities to be redeemed or 15 days before an interest payment date.

         Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         SECTION 2.7. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 (or any successor provision thereto) of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Issuers.

         SECTION 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

         If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.9. Temporary Securities. Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive

Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for Temporary Securities.

         SECTION 2.10. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and may, but shall not be required to, destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation unless the Issuers direct the Trustee to deliver canceled Securities to the Issuers. The Issuers may not issue new Securities to replace securities they have redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.12. CUSIP Numbers. The Issuers in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3.

                                   Redemption

         SECTION 3.1. Notices to Trustee. If the Issuers elect to redeem Securities pursuant to paragraph 5 of the Securities, they shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

         The Issuers shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein.

         SECTION 3.2. Selection of Securities To Be Redeemed. If less than all the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not listed, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

         The notice shall identify the Securities (including CUSIP number(s), if any) to be redeemed and shall state:

               (1) the redemption date;

               (2) the redemption price;

               (3) the name and address of the Paying Agent;

               (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

               (6) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

         SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.5. Deposit of Redemption Price. On or prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if an Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuers to the Trustee for cancellation.

         SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4.

                                    Covenants

         SECTION 4.1. Payment of Securities. The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest then due.

         The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.2. SEC Reports. Notwithstanding that the Issuers may not be, or may not be required to remain, subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Issuers shall file with the Commission (unless the Commission will not accept such filing) and provide the Trustee and Holders of the Securities with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

                  In addition, for so long as any Securities remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers, compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.3. Limitation on Consolidated Debt. (a) The Issuers may not, and may not permit any Restricted Subsidiary to, Incur any Debt; provided, however, that the Issuers or any Restricted Subsidiary may Incur Debt so long as the ratio of (i) the aggregate consolidated principal amount of Debt of the Issuers and the Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof to (ii) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters ending on the date of such balance sheet determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than to
   (the "Debt Coverage Ratio").

                  (b) Notwithstanding the foregoing limitation, the Issuers and any Restricted Subsidiary may Incur the following:

                        (i) Debt Incurred under any one or more Bank Credit Agreements, Vendor Financing Facilities or other agreements or arrangements to finance the Build-out; provided, however, that Debt Incurred pursuant to this clause (i), other than Debt Incurred pursuant to a Bank Credit Agreement or a Vendor Financing Facility, shall not have a Stated Maturity on or earlier than the Stated Maturity of the Securities, and shall not be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Securities;

                       (ii) Debt under any one or more Bank Credit Agreements or other agreements or arrangements to finance working capital requirements of Globalstar and any Refinancing Debt in respect of such Debt; provided, however, at the time of the Incurrence of such Debt and after giving effect thereto, the aggregate principal amount of all Debt Incurred pursuant to this clause (ii) and then outstanding shall not exceed $ million;

                      (iii) Debt owed by the Issuers to any Wholly-Owned Restricted

         Subsidiary or Debt owed by any Wholly-Owned Restricted Subsidiary to the Issuers or to another Wholly-Owned Restricted Subsidiary; provided, however, that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or the Issuers of any Debt so permitted to a Person other than the Issuers or another Wholly-Owned Restricted Subsidiary or (y) the issuance (other than directors, qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Restricted Subsidiary to a Person other than the Issuers or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the Issuers thereof at the time of such issuance, sale, lease, transfer or other disposition;

                           (iv) Refinancing Debt Incurred to Refinance Debt Incurred pursuant to the first paragraph of this covenant or pursuant to clause (i), (vi) or (vii) or this clause (iv) of this paragraph;

                           (v) Debt consisting of Permitted Interest Rate and Currency Protection Agreements;

                           (vi) Debt represented by the Securities;

                           (vii) Debt outstanding on the Issue Date (other than Debt described in clause (i), (ii), (iii), (vi) or (viii) of this paragraph);

                           (viii) Debt (including Capital Lease Obligations) of Globalstar or any Restricted Subsidiary financing the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in each case Incurred no more than 180 days after such purchase, lease or improvement of such property and any Refinancing Debt in respect of such Debt, provided, however, that (x) the amount of such Debt (net of original issue discount) does not exceed, at the time initially Incurred, 90% of the fair market value of such acquired property or equipment and (y) at the time of the Incurrence of such Debt and after giving effect thereto, the aggregate amount of all Debt Incurred pursuant to this clause (viii) and then
         outstanding shall not exceed [$    million;]

                           (ix) Debt consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of the Issuers or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance; and

                           (x) Debt in an aggregate principal amount which, together with all other Debt of the Issuers and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Debt permitted by clauses (i) through (ix) above or Section 4.3(a))
         does not exceed [$   million.]

                  (c) For purposes of determining compliance with this Section 4.3, in the event that an item of Debt meets the criteria of more than one of the types of Debt the Issuers and the Restricted Subsidiaries are permitted to Incur, the Issuers or such Restricted Subsidiary, as the case may be, shall have the right, in their sole discretion, to classify such item of Debt at the time of its Incurrence and shall only be required to include the amount and type of such Debt under the clause permitting the Debt as so classified.

                  SECTION 4.4. Future Guarantors. In the event that, after the Issue Date, Globalstar shall acquire or create a Subsidiary, Globalstar shall cause such Subsidiary (unless such Subsidiary is a Transitory Equipment Subsidiary or is an Unrestricted Subsidiary) to become a Subsidiary Guarantor and to Guarantee the Securities pursuant to a Subsidiary Guaranty.

                  SECTION 4.5. Limitation on Restricted Payments. (a) The Issuers may not, and may not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time such Issuers or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) Globalstar is not able to Incur an additional $1. of Debt pursuant to Section 4.3(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

               (A)   % of the Consolidated Net Income of Globalstar accrued
                   during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income
                   shall be a deficit, minus   % of such deficit);

               (B) the aggregate Net Cash Proceeds received by Globalstar from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of Globalstar and other than an issuance or sale to an employee stock ownership plan or to a trust established by Globalstar or any of its Subsidiaries for the benefit of their employees);

               (C) the amount by which Debt of Globalstar is reduced on the balance sheet of Globalstar upon the conversion or exchange (other than by a Subsidiary of Globalstar) subsequent to the Issue Date of any Debt of Globalstar convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Globalstar (less the amount of any cash, or the fair value of any other property, distributed by Globalstar upon such conversion or exchange); and

              (D) an amount equal to the sum of (i) the net reduction in
                  Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Globalstar or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to Globalstar's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by Globalstar or any Restricted Subsidiary in such Unrestricted Subsidiary.

                  (b) Notwithstanding the foregoing, Globalstar may subject to clause (vi) below, pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, Globalstar could have paid such dividend in accordance with the foregoing provisions; (ii) repurchase any shares of its Capital Stock or options to acquire its Capital Stock from Persons who were formerly officers or employees of Globalstar; provided, however, that the aggregate amount of all such repurchases made pursuant to this clause (ii) shall not exceed [$__ million,] plus the aggregate cash proceeds received by Globalstar since the Issue Date on sale of its Capital Stock or options to acquire its Capital Stock to members, officers, managers and employees of Globalstar or any of its Subsidiaries; (iii) Refinance, and permit its Restricted Subsidiaries to Refinance, any Debt otherwise permitted to be Refinanced by clause (iv) of Section 4.3(b); (iv) so long as Globalstar is treated as a partnership for U.S. federal income tax purposes, make distributions in respect of members, or partners' income tax liability with respect to Globalstar in an amount not to exceed the Tax Amount;
(v) make distributions to GTL to pay GTL's ordinary and reasonable operating expenses related to Globalstar, as set forth in an Officers' Certificate delivered to the Trustee; (vi) pay any scheduled dividend on Special Preferred Obligations; provided, however, that at the time of payment of any such dividend (other than a dividend paid only by distributions of additional Special Preferred Obligations), no Default shall have occurred and be continuing (or result therefrom); (vii) make any Restricted Payment by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, Capital Stock of Globalstar (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Globalstar or an employee stock ownership plan or to a trust established by Globalstar or any of its Subsidiaries for the benefit of their employees); [(viii) contribute its Investment in Globaltel Russia to an Unrestricted Subsidiary; ] and (ix) make other Restricted Payments in an aggregate amount not to exceed [$__ million.]

                  (c) Any Restricted Payment made pursuant to clauses (ii),
(iii), (iv), (vi), (vii), (viii) and (ix) of Section 4.5(b) shall be excluded from the calculation of the aggregate amount of Restricted Payments made since the Issue Date; provided, however, that the Net Cash Proceeds from the issuance of Capital Stock pursuant to clauses (ii) and (vii) of Section 4.5(b) shall be excluded from the calculation of amounts under clause (B) of Section 4.5(a)(3).

                  SECTION 4.6. Dividend and other Payment Restrictions Affecting Subsidiaries. (a) The Issuers may not, and may not permit any Restricted Subsidiary, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                        (i) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

                       (ii) pay any indebtedness owed to the Issuers or any Restricted Subsidiary;

                      (iii) make loans or advances to the Issuers or any Restricted Subsidiary; or

                       (iv) transfer any of its properties or assets to the Issuers or any Restricted Subsidiary.

                  (b) Notwithstanding the foregoing, the Issuers may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction (i) pursuant to any agreement in effect on the Issue Date; (ii) pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries; (iii) pursuant to an agreement effecting a Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i) or (ii) above or clause (iv) below, provided, however, that the provisions contained in such Refinancing agreement relating to such encumbrance or restriction are no more restrictive taken as a whole (as determined in good faith by the Chief Financial Officer of Globalstar) than the provisions contained in the predecessor agreement the subject thereof;
(iv) in the case of clause (iii) of Section 4.6(a), consisting of restrictions contained in any security agreement (including a Capital Lease Obligation) securing Debt of the Issuers or a Restricted Subsidiary otherwise permitted under this Indenture, but only to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreement; (v) in the case of clause (iv) of Section 4.6(a), consisting of customary nonassignment provisions entered into in the ordinary course of business in leases governing leasehold interests, but only to the extent such provisions restrict the transfer of the lease or the property thereunder; (vi) with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that after giving effect to such transaction no Default shall have occurred or be continuing, that such restriction terminates if such transaction is not consummated and that such consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into; (vii) imposed pursuant to applicable law or regulations; (viii) imposed pursuant to this Indenture and the Securities; or (ix) consisting of any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property.

                  SECTION 4.7. Asset Dispositions. (a) The Issuers may not, and may not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Disposition unless: (i) Globalstar, Globalstar Capital or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition, as determined by the General Partners' Committee of Globalstar in good faith and evidenced by a resolution filed with the Trustee; (ii) at least 80% of the consideration thereof received by Globalstar, Globalstar Capital or such Restricted Subsidiary, as the case may be, consists of (a) cash or Marketable Securities or (b) the assumption of Debt (other than Subordinated Obligations) of Globalstar, Globalstar Capital or such Restricted Subsidiary and the release of the Issuers and the Restricted Subsidiaries, as applicable, from all liability on the Debt assumed; and (iii) all Net Available Proceeds, less any amounts invested within 180 days of such disposition in assets that comply with Section 4.12, are applied within 180 days of such disposition (A) first, to the permanent repayment or reduction of Debt then outstanding under any Bank Credit Agreement or Vendor Financing Facility, to the extent such agreement or facility would require such application or prohibit payments pursuant to the following clause (B), (B) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding Securities at 100% of their principal amount plus accrued and unpaid interest to the date of purchase thereon and, to the extent required by the terms thereof, any other Debt of Globalstar, Globalstar Capital or a Restricted Subsidiary that ranks pari passu with the Securities at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase and (C) third, to the extent of any remaining Net Available Proceeds following the completion of the offer to Purchase, to the repayment of other Debt of Globalstar or Debt of a Restricted Subsidiary, to the extent permitted under the terms thereof. To the extent any Net Available Proceeds remain after such uses, Globalstar and the Restricted Subsidiaries may use such amounts for any purposes not prohibited by this Indenture. Notwithstanding the foregoing, these provisions shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of Globalstar's properties or assets pursuant to Section 5.1(a).

                  (b) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.7. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.7, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.7 by virtue thereof.

                  SECTION 4.8. Transactions with Affiliates. (a) The Issuers may not, and may not permit any Restricted Subsidiary, directly or indirectly, to enter into any transactions (or series of related transactions) with an Affiliate or Related Person of the Issuers (other than the Issuers or a Wholly-Owned Restricted Subsidiary) (an "Affiliate Transaction") unless:

                        (i) such Affiliate Transaction is on terms that are no less favorable to Globalstar, Globalstar Capital or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Globalstar, Globalstar Capital or such Restricted Subsidiary, as the case may be, with an unrelated Person; and

                       (ii) Globalstar delivers to the Trustee:

(A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $__ million (other than financing transactions that are not vendor financing transactions pursuant to a Vendor Financing Facility) and entered into in connection with the Build-out, a certificate of the Chief Executive Officer of Globalstar to the effect that a majority of the disinterested limited partners of Globalstar have approved such Affiliate Transaction; provided, however, that there is at least one disinterested limited partner at the time of such Affiliate Transaction; provided further, however, that any limited partner receiving any compensation in respect of its approval shall be deemed not to be a disinterested limited partner; or

(B) (1) with respect to any Affiliate Transaction involving aggregate consideration in excess of $__ million, a certificate of the Chief Executive officer of Globalstar to the effect that such Affiliate Transaction complies with clause (i) above; and (2) with respect to any Affiliate Transaction involving aggregate consideration in excess of [$10 million], an opinion as to the fairness to Globalstar, Globalstar Capital or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to telecommunications-related matters, a recognized expert in the satellite telecommunications industry.

                  (b) Notwithstanding the foregoing Section 4.8(a), the following shall be deemed not to be Affiliate Transactions:

                        (i) employee compensation arrangements entered into in the ordinary course of business and approved by the General Partners' Committee of Globalstar;

                       (ii) transactions solely between or among the Issuers and the Restricted Subsidiaries;

                      (iii) Restricted Payments permitted by Section 4.5;

                       (iv) Investments by an Affiliate or Related person of Globalstar or Globalstar Capital in the Capital Stock (other than Disqualified Stock) of Globalstar or any Restricted Subsidiary; and

                        (v) an Affiliate or Related Person of the Issuers acting as agent for the placement or acquisition of launch services or insurance on behalf of the Issuers or any Restricted Subsidiary.

                  SECTION 4.9. Limitation on Issuances and Sales of Capital, Stock of Restricted Subsidiaries. The Issuers may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any person other than Globalstar, Globalstar Capital or a Wholly-Owned Restricted Subsidiary except
(i) in a transaction consisting of a sale of all the Capital Stock of such Restricted Subsidiary and that complies with the provisions of Section 4.7 to the extent such provisions apply; (ii) if required, the issuance, transfer, conveyance, sale or other disposition of directors, qualifying shares; (iii) in a transaction in which, or in connection with which, an Issuer or a Restricted Subsidiary acquires at the same time sufficient Capital Stock of such Restricted Subsidiary to at least maintain the same percentage ownership interest it had prior to such transaction; and (iv) Disqualified Stock of a Restricted Subsidiary Incurred to Refinance Disqualified Stock of such Restricted Subsidiary; provided, however, that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being Refinanced.

                  SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require that the Issuers repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  (b) Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

     (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions determined by the Issuers, consistent with this
         Section 4.10, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) on the purchase date, all Securities purchased by the Issuers under this Section shall be delivered by the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

                  SECTION 4.11. Limitation on Liens. The Issuers may not, and may not permit any Restricted Subsidiary, directly or indirectly, to Incur or permit to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for the following Liens (each, a "Permitted Lien"):

                        (i) Liens to secure up to $___ million, minus the aggregate principal amount of Notes issued pursuant to the Initial Purchasers, over-allotment option, of Debt permitted to be Incurred under this Indenture (including the Debt outstanding at any time under the 11 3/8 Indenture, the 11 1/4 Indenture and the 10 3/4 Indenture) so long as effective provision is made to secure the Securities equally and ratably with (or prior to) the obligations so secured;

                       (ii)  Liens in favor of Holders of the Securities;

                      (iii)  Liens in favor of the Issuers;

                       (iv) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries (other than inventory and receivables generated in the ordinary course of business and substitute property);

                        (v) Liens on property at the time such Person or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

                       (vi) Liens securing Debt Incurred pursuant to clause
         (viii) of Section 4.3(b); provided, however, that the Lien may not extend to any assets owned by an Issuer or any Restricted Subsidiary other than (a) the assets being financed or refinanced and income and proceeds therefrom and (b) any other assets of such obligor securing other Debt of such obligor to the same secured party;

                       (vii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                       (viii) Liens existing on the Issue Date;

                       (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                       (x) Liens incurred in the ordinary course of business of the Issuers and the Restricted Subsidiaries with respect to obligations that do not exceed $___ million at any one time outstanding and that:

(A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

(B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuers and the Restricted Subsidiaries.

                  SECTION 4.12. Business Activities. The Issuers may not, and may not permit any Restricted Subsidiary to, engage in any business other than that which is related to the design, development, procurement, installation, operation and ownership of telecommunications systems and businesses.

                  SECTION 4.13.  Maintenance of Insurance.

                  (a)      The Issuers shall:

                           (i) maintain, with respect to each satellite in the Globalstar System, for the period beginning at least 45 days prior to, and at all times up to and including, the launch of such satellite, launch insurance with respect to such satellite in an amount sufficient to provide for the construction, launch and insurance of a replacement satellite to be payable in the event of a launch failure; and

                           (ii) in the event that more than            of
         Globalstar's satellites have ceased Operating for 90 consecutive days
         and fewer than          satellites are Operating as part of the
         Globalstar System (such an event, an "In-orbit Insurance Event"), obtain (within 60 days of such In-orbit Insurance Event), and thereafter maintain, in-orbit insurance in an amount sufficient to provide for the construction, launch and insurance of replacement
         satellites for at least         of Globalstar's satellites still
         operating or, if such in-orbit insurance in such amount is not then commercially available from traditional insurance providers, such lesser amount as is so available.

                  (b) The obligation of the Issuers to maintain insurance pursuant to this covenant may be satisfied by any combination of:

                           (i) insurance commitments obtained from any recognized insurance provider;

                           (ii) insurance commitments obtained from any other entity if the General Partners' Committee of Globalstar determines in good faith that such entity is creditworthy and otherwise capable of bearing the financial risk of providing such insurance;

                           (iii) unrestricted cash segregated and maintained by Globalstar in a segregated account (the "Insurance Account") solely for disbursement in accordance with Section 4.13(d) ("Cash Insurance"); and

                           (iv) in respect of the insurance described in clause M of Section 4.13(a), self-insurance for the launch of up to satellites; provided, however, that no earlier than 60 days prior to the scheduled launch of any such satellites:

(a) the Issuers deliver an officers, Certificate to the Trustee certifying that they have sufficient committed capital to construct, launch and insure at least satellites, in addition to the satellites with respect to which the Issuers are self-insuring; and

(b) the Issuers obtain an opinion from an investment banking firm that is an Independent Financial Advisor to the effect that the Issuers would be able to raise sufficient capital in the capital markets to replace, relaunch and insure such satellites in the event of a failure to successfully launch such satellites.

                           (c) Within 30 days following any date on which the
Issuers are required to obtain insurance pursuant to this Indenture, the Issuers will deliver to the Trustee an insurance certificate certifying the amount of insurance then carried and an Officers, Certificate stating that such insurance, together with any other insurance or Cash Insurance maintained by the Issuers, complies with this Indenture. In addition, the Issuers will cause to be delivered to the Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle the Trustee to:

                           (i) notice of any claim under any such insurance policy; and

                           (ii) at least 30 days, notice from the provider of such insurance prior to the cancellation of any such insurance.

In the event that the Issuers maintain any Cash Insurance in satisfaction of any part of their obligation to maintain insurance pursuant to this Section 4.13, the Issuers shall deliver an Officers' Certificate to the Trustee in lieu of any insurance certificate otherwise required by this Section 4.13.

                           (d) In the event that the Issuers receive any
proceeds of any launch or in-orbit insurance that they are required to maintain pursuant to this Section 4.13, such proceeds shall constitute "Insurance Proceeds". In addition, if the Issuers maintain any Cash Insurance in satisfaction of any part of their obligations to maintain in-orbit insurance pursuant to this Section 4.13, then upon the occurrence of the event (i.e., the in-orbit failure) that would have entitled the Issuers to the payment of insurance had the Issuers purchased insurance from an insurance provider, the cash maintained in the Insurance Account shall constitute "Insurance Proceeds". Promptly following the receipt of any Insurance Proceeds, the Issuers shall apply such Insurance Proceeds in accordance with the provisions of Section 4.7; provided, however, that Insurance Proceeds shall only be required to be so applied to the extent that the aggregate amount of all Insurance Proceeds received by the Issuers exceeds $5 million in any 12-month period.

                  SECTION 4.14. Compliance certificate; Statement by officers as to Default. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officers, Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Issuers, stating that in the course of the performance by the signers of their duties as officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with TIA
Section 314(a)(4).

                  SECTION 4.15. Further Instruments and Acts. Upon request of the Trustee, the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.16. Business Activities of Globalstar Capital. Globalstar Capital shall not engage in any trade or business, and shall conduct no business activity, other than the Incurrence of Debt permitted by Section 4.3 and the issuance of Capital Stock to Globalstar or any Wholly Owned Restricted Subsidiary and activities incidental thereto.

                  SECTION 4.17. Calculation of Original Issue Discount. The Issuers shall file with the Trustee promptly at the end of each calendar year
(i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code, as amended from time to time.

                                   ARTICLE 5.

                                Successor Issuers

                  SECTION 5.1. When Issuers May Merge or Transfer Assets. (a) Neither Globalstar nor Globalstar Capital may consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person; provided, however, that Globalstar may consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person, if:

                        (i) the resulting, surviving or transferee Person (the "Successor Issuer") shall be a Person organized and existing under the laws of Bermuda the United States of America, any State thereof or the District of Columbia and the Successor Issuer (if not Globalstar) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Globalstar under the Securities and this Indenture;

                       (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Issuer or any Subsidiary as a result of such transaction as having been Incurred by the Successor Issuer or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                      (iii) immediately after giving effect to such transaction, the Successor Issuer would be able to Incur an additional $1 of Debt pursuant to Section 4.3(a);

                       (iv) immediately after giving effect to such transaction, the Successor Issuer shall have Consolidated Net Worth in an amount that is not less than the

         Consolidated Net Worth of Globalstar immediately prior to such transaction; and

                        (v) Globalstar shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture (if any) comply with this Indenture.

                  The Successor Issuer shall be the successor to Globalstar and shall succeed to, and be substituted for, and may exercise every right and power of, Globalstar under this Indenture, and Globalstar (other than in the case of a lease) shall be released from the obligation to pay the principal of and interest on the Securities.

                     (b) Globalstar shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a guaranty agreement in a form acceptable to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) Globalstar delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guaranty agreement, if any, complies with this Indenture.

                                   ARTICLE 6.

                              Defaults and Remedies

                  SECTION 6.1. Events of Default. An "Event of Default" occurs if:

                  (1) the Issuers default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Issuers (i) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, or (ii) fail to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (3)      the Issuers fail to comply with Section 5.1;

                  (4) the Issuers fail to comply with Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7,

         4.8, 4.9, 4.10, 4.11, 4.12, 4.13 or 4.16 (other than a failure to purchase Securities when required under Section 4.7 or 4.10) and such failure continues for 30 days after the notice specified below;

                  (5) the Issuers fail to comply with any of their agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Debt of the Issuers or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds [$___ million], or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

                  (7) any Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuers or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Issuers or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Issuers or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess
         of        or its foreign currency equivalent at the time is entered
         against the Issuers or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

                  (10) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clauses (4), (5), or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Issuers of the Default and the Issuers do not cure such Default within the time specified after receipt 6f such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Issuers are taking or propose to take with respect thereto.

                  SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the Securities by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal, interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Issuers occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.6. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(i) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.7.

                  SECTION 6.9. Trustee May File Proofs Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest, respectively; and

                  THIRD: to the Issuers.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys, fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7.

                                     Trustee

                  SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)   Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.2. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an officers, Certificate or an opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

                  SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.6. Reports by Trustee to Holders. If required by TIA
Section 313(a), as promptly as practicable after each beginning with the       ,
, and in any event prior to     in each year, the Trustee shall mail to each
Securityholder a brief report dated as of        that complies with such TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.7. Compensation and Indemnity. Issuers shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, damage, claim, liability or reasonable expense (including reasonable attorneys, fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Issuers' payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers, obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility: Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310 (b) (1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE 8.

                       Discharge of Indenture; Defeasance

                  SECTION 8.1. Discharge of Liability on Securities; Defeasance.
(a) When (i) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Issuers irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.7), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Sections 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers, Certificate and an opinion of Counsel and at the cost and expense of the Issuers.

                  (b) Subject to Sections 8.1(c) and 8.2, the Issuers at any time may terminate (i) all their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13 and 4.16 and the
operation of Sections 6.1(4), 6.1(6), 6.1(7), 6.1(8), 6.1(9) and 6.1(10) (but,
in the case of Sections 6.1(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.1(a)(iii) and (iv) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

                  If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(4), 6.1(6), 6.1(7), 6.1(8), 6.1(9) and 6.1(10) (but,
in the case of Sections 6.1M and (8), with respect only to Significant Subsidiaries) or because of the failure of the Issuers to comply with Section 5.1(a)(iii) or (iv). If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

                  (c) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 7.7 and 7.8 and in this
Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers, obligations in Sections

7.7, 8.4 and 8.5 shall survive.

                  SECTION 8.2. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

                  (1) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.1[M] or (8) with respect to the Issuers occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Issuers;

                  (5) the Issuers deliver to the Trustee an opinion .of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Issuers Act of 1940;

                  (6) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an opinion of Counsel stating that
         (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the Issue Date there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.4. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon written request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

                  SECTION 8.5. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government obligations.

                  SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                                   Amendments

                  SECTION 9.1. Without Consent of Holders. The Issuers and the Trustee may amend this Indenture or the Securities without notice to or consent of any

Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities or to release such guaranties in accordance with the terms of Section 4.4;

                  (5) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

                  (6) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (7) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.2. With Consent of Holders. The Issuers and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Section 6.4 or 6.7 or the second sentence of this Section; or

                  (7) make any change in any Subsidiary Guaranty that would adversely affect the Securityholders.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new security shall not affect the validity of such amendment.

                  SECTION 9.6. Trustee To Such Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.7. Payment for Consent. Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend (and, if appropriate, tender their Securities) in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10.

                                    Security

                  SECTION 10.1. Security Documents.

                  The due and punctual payment of the principal and premium, if any, of, and interest on, the Securities when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and under this Indenture and performance of all other Obligations with respect to the Securities, shall be secured as provided in the Security Documents.

                  The Issuers shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby and thereby, according to the intent and purposes herein and therein expressed. The Issuers shall, and shall cause each of its Restricted Subsidiaries to, take, upon request of the Trustee or the Collateral Agent, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations with respect to the Securities, valid and enforceable, perfected (except as expressly provided herein or therein), Liens in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than as provided herein and therein.

                  Each Holder of a Security, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for the foreclosure and release of Collateral and indemnification of the Collateral Agent) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs (i) the Collateral Agent, with respect to each of the Security Documents, and (ii) the Trustee, [with respect to the Intercreditor Agreement], to perform their respective obligations and exercise their respective rights thereunder in accordance therewith; [provided, however, that upon qualification of this Indenture with the TIA, if any provision of the Intercreditor Agreement limits, qualifies or conflicts with the duties imposed by the provisions of the TIA, the TIA shall control.]

                  SECTION 10.2.     Opinions of Counsel.

                  To the extent required by the TIA, the Issuers shall furnish
to the Trustee within       days after each anniversary of the Issue Date, an
Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to effect and maintain the validity and perfection of such Liens in full force and effect.

                  SECTION 10.3.     Release and Substitution of Collateral.

                  (a) Subject to subsections (b) and (c) of this Section 10.3,
(i) in the event that any Collateral is sold, transferred or otherwise disposed of in an Asset Disposition or any other transaction permitted by this Indenture, such Collateral shall, concurrently with the disposition of such Collateral automatically be released from the Lien of the relevant Security Documents and
(ii) the Issuers and their Subsidiaries may from time to time substitute property or securities released from the Lien of the Security Documents in connection with the sale, transfer or other disposition thereof for other property or securities to be subjected to the Lien of the Security Documents, in each case in accordance with the provisions of the Security Documents.

                  (b) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise) and such acceleration shall not have been rescinded or annulled, no release of Collateral pursuant to the provisions of this Indenture or of the Security Documents shall be effective as against the Holders of the securities without the consent of the Collateral Agent. The Trustee shall promptly notify the Collateral Agent of any rescission or annulment, pursuant to Section 6.4 hereof, of an acceleration of the Securities.

                  (c) The release of any Collateral from the terms of the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the Security Documents. At all time after qualification of this Indenture under the TIA, to the extent applicable, the Issuers shall cause TIA Section 314(d) relating to the release of property or securities from the Lien of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by Officers of the Issuers, except in cases where TIA Section 4314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

                  SECTION 10.4.     Certificates of the Issuers.

                  The Issuers shall furnish to the Trustee prior to each proposed release of Collateral other than by reason of transactions referred to in Section 10.3(b), all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA Section 314(d) may be made by Officers of the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other such expert within the meaning of TIA
Section 314(d).

                  SECTION 10.5. Authorization of Actions to be Taken by the Trustee Under the Security Documents.

                  Subject to the provisions of the Security Documents [and the Intercreditor Agreement], the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company under the Securities. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

                  SECTION 10.6. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

                  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

                  SECTION 10.7. Release Upon Termination of the Issuers' Obligations.

                  (a) If (i) the Issuers deliver Officers' Certificates certifying that all of their obligations under this Indenture have been indefeasably satisfied and discharged by complying with the provisions of Article Eight hereof or (ii) all outstanding Securities issued under this Indenture shall be surrendered to the Trustee for cancellation, the Trustee shall deliver to the Collateral Agent a notice stating that the Trustee, for itself and on behalf of the Holders, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall no longer be deemed to hold the Lien in the Collateral on behalf of the Trustee for the benefit of itself and the Holders.

                  (b) Any release of Collateral made in compliance with this
Section 10.7 shall not be deemed to impair the Lien under the Security Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Security Documents.

                                   ARTICLE 11.

                              Subsidiary Guaranties

                  SECTION 11.1. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The Obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Except as expressly set forth in Sections 8.1(b), 11.2 and 11.6, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. without limiting the generality of the foregoing, the Obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Issuers to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys, fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 11.2. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 11.3. Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                  SECTION 11.5. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.6. Release of Subsidiary Guarantor. Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Issuers or an Affiliate of the Issuers), such Subsidiary Guarantor shall be deemed released from all Obligations under this Article 11 without any further action required on the part of the Trustee or any Holder. At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                   ARTICLE 12.

                                  Miscellaneous

                  SECTION 12.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 12.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Issuers:

                           Globalstar, L.P.
                           Globalstar Capital Corporation
                           3200 Zanker Road
                           San Jose, California 95164-0670
                           Attention: Secretary
                           Facsimile: (408) 473-5040

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, NY 10286
                           Attention: Corporate Trust Administration
                           Facsimile: (212) 815-5915

                  The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.3. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 12.4. Certificate and opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 12.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 12.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.9. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 12.10. No Recourse Against Others. Any past, present or future director, officer, partner (including any general partner) employee, incorporator or stockholder, as such, of the Issuers shall not have any liability for any obligations of the Issuers under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 12.11. Successors. All agreements of the Issuers in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                     GLOBALSTAR, L.P.,

                     by
                         ----------------------------------------------------
                         LORAL/QUALCOMM SATELLITE SERVICES, L.P., its managing general partner,

                     by
                         ----------------------------------------------------
                         LORAL/QUALCOMM PARTNERSHIP, L.P. its general partner

                     by
                         ----------------------------------------------------
                         LORAL GENERAL PARTNER, INC., its general partner

                     by
                         ----------------------------------------------------
                         Name:
                         Title:

                     GLOBALSTAR CAPITAL CORPORATION,

                     by
                         ----------------------------------------------------
                         Name:
                         Title:

                     THE BANK OF NEW YORK, as Trustee

                     by
                         ----------------------------------------------------
                         Name:
                         Title:

Dated:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by
   -------------------------------------------
   Authorized Signatory


-------------------

                              CROSS-REFERENCE TABLE

      TIA                                                                                              Indenture
    Section                                                                                             Section
    -------                                                                                            ---------
310   (a)(1).....................................................................................         7.10
      (a)(2).....................................................................................         7.10
      (a)(3).....................................................................................         N.A.
      (a)(4).....................................................................................         N.A.
      (b)........................................................................................         N.A.
      (c)........................................................................................         N.A.
311   (a)........................................................................................         7.11
      (b)........................................................................................         N.A.
      (c)........................................................................................         N.A.
312   (a)........................................................................................         N.A.
      (b)........................................................................................         11.3
      (c)........................................................................................         11.3
313   (a)........................................................................................         7.6
      (b)(1).....................................................................................         N.A.
      (b)(2).....................................................................................         7.6
      (c)........................................................................................         N.A.
      (d)........................................................................................         N.A.
314   (a)........................................................................................         N.A.
314   (a)(4).....................................................................................         4.14
      (b)........................................................................................         N.A.
      (c)(1).....................................................................................         N.A.
      (c)(2).....................................................................................         N.A.
      (c)(3).....................................................................................         N.A.
      (d)........................................................................................         N.A.
      (e)........................................................................................         N.A.
      (f)........................................................................................         N.A.
315   (a)........................................................................................         N.A.
      (b)........................................................................................         N.A.
      (c)........................................................................................         N.A.
      (d)........................................................................................         N.A.
      (e)........................................................................................         N.A.
316   (a)(last sentence).........................................................................         N.A.
      (a)(1)(A)..................................................................................         N.A.
      (a)(1)(B)..................................................................................         N.A.
      (a)(2).....................................................................................         N.A.
      (b)........................................................................................         N.A.
317   (a)(1).....................................................................................         N.A.
      (a)(2).....................................................................................         N.A.
      (b)........................................................................................         N.A.
318   (a)........................................................................................         N.A.


                           N.A. means Not Applicable.

------------------
Note: This Cross-Reference Table shall not, for any purpose be deemed to be part of this Indenture.


                                      -71-